Exhibit 99.1

UNITED STATES COMMODITY FUNDS LLC
General Partner of the United States Oil Fund, LP

March 25, 2015

Dear United States Oil Fund, LP Investor,

Enclosed with this letter is your copy of the 2014 financial statements for the United States Oil Fund, LP (ticker symbol “USO”). We have mailed this statement to all investors in USO who held shares as of December 31, 2014 to satisfy our annual reporting requirement under federal commodities laws. In addition, we have enclosed a copy of the current USO Privacy Policy. Additional information concerning USO’s 2014 results may be found by referring to USO’s Annual Report on Form 10-K (the “Form 10-K”), which has been filed with the U.S. Securities and Exchange Commission (the “SEC”). You may obtain a copy of the Form 10-K by going to the SEC’s website at www.sec.gov, or by going to USO’s website at www.unitedstatescommodityfunds.com. You may also call USO at 1-800-920-0259 to speak to a representative and request additional material, including a current USO Prospectus.

United States Commodity Funds LLC is the general partner of USO. United States Commodity Funds LLC is also the general partner or sponsor and manager of several other commodity based exchange traded security funds. These other funds are referred to in the attached financial statements and include:

United States Natural Gas Fund, LP	(ticker symbol: UNG)	United States Brent Oil Fund, LP	(ticker symbol: BNO)
United States 12 Month Oil Fund, LP	(ticker symbol: USL)	United States Commodity Index Fund	(ticker symbol: USCI)
United States Gasoline Fund, LP	(ticker symbol: UGA)	United States Copper Index Fund	(ticker symbol: CPER)
United States Diesel-Heating Oil Fund, LP	(ticker symbol: UHN)	United States Agriculture Index Fund	(ticker symbol: USAG)
United States Short Oil Fund, LP	(ticker symbol: DNO)	United States Metals Index Fund	(ticker symbol: USMI)
United States 12 Month Natural Gas Fund, LP	(ticker symbol: UNL)

Information about these other funds is contained within the Annual Report as well as in the current USO Prospectus. Investors in USO who wish to receive additional information about these other funds may do so by going to their website.* The website may be found at www.unitedstatescommodityfunds.com.

You may also call United States Commodity Funds LLC at 1-800-920-0259 to request additional information.

Thank you for your continued interest in USO.

Regards,

/s/ Nicholas Gerber
Nicholas Gerber
President and CEO
United States Commodity Funds LLC

*	This letter is not an offer to buy or sell securities. Investment in any of these other funds is only made by prospectus. Please consult the relevant prospectus for a description of the risks and expenses involved in any such investment.

PRIVACY POLICY OF

UNITED STATES COMMODITY FUNDS LLC

AS GENERAL PARTNER OF:

UNITED STATES OIL FUND, LP

UNITED STATES NATURAL GAS FUND, LP

UNITED STATES 12 MONTH OIL FUND, LP

UNITED STATES 12 MONTH NATURAL GAS FUND, LP

UNITED STATES GASOLINE FUND, LP

UNITED STATES DIESEL-HEATING OIL FUND, LP (FORMERLY, UNITED STATES HEATING OIL FUND, LP)

UNITED STATES SHORT OIL FUND, LP

UNITED STATES BRENT OIL FUND, LP

AS SPONSOR OF UNITED STATES COMMODITY INDEX FUNDS TRUST AND THE FOLLOWING SERIES THEREIN:

UNITED STATES COMMODITY INDEX FUND

UNITED STATES COPPER INDEX FUND

UNITED STATES AGRICULTURE INDEX FUND

UNITED STATES METALS INDEX FUND

This privacy policy sets forth the Sixth Amended Privacy Policy of United States Commodity Funds LLC (the “Company”), adopted on December 6, 2008, last amended on March 20, 2014. The Company is a commodity pool operator registered with the Commodity Futures Trading Commission, and (i) the statutory trust for which the Company acts as sponsor, United States Commodity Index Funds Trust (the “Index Funds Trust”), and each series therein and (ii) each of the funds for which the Company serves as the general partner or serves as sponsor (each a “Fund” and together, the “Funds” as listed above, which may be amended from time to time), each as referenced above relating to the collection, maintenance and use of nonpublic personal information about the Funds’ investors, as required under federal legislation. This privacy policy applies to the nonpublic personal information of investors who are individuals and who obtain financial products or services primarily for personal, family or household purposes.

Collection of Investor Information

Shares of the Funds are registered in the name of Cede & Co., as nominee for the Depository Trust Company. However, the Company may collect or have access to personal information about Fund investors for certain purposes relating to the operation of the Funds, including for the distribution of certain required tax reports to investors. This information may include information received from investors and information about investors’ holdings and transactions in shares of the Funds.

Disclosure of Nonpublic Personal Information

The Company does not sell or rent investor information. The Company does not disclose nonpublic personal information about Fund investors, except as required by law or as described below. Specifically, the Company may share nonpublic personal information in the following situations:

•	To service providers in connection with the administration and servicing of the Funds, which may include attorneys, accountants, auditors and other professionals. The Company may also share information in connection with the servicing or processing of the Index Funds Trust and Fund transactions.
•	To respond to subpoenas, court orders, judicial process or regulatory authorities;
•	To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities; and
•	Upon consent of an investor to release such information, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

Fund investors have no right to opt out of the Company’s disclosure of non-public personal information under the circumstances described above.

Protection of Investor Information

The Company holds Fund investor information in the strictest confidence. Accordingly, the Company’s policy is to require that all employees, financial professionals and companies providing services on its behalf keep client information confidential.

The Company maintains safeguards that comply with federal standards to protect investor information. The Company restricts access to the personal and account information of investors to those employees who need to know that information in the course of their job responsibilities. Third parties with whom the Company shares investor information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically and procedurally.

The Company’s privacy policy applies to both current and former investors. The Company will only disclose nonpublic personal information about a former investor to the same extent as for a current investor.

Changes to Privacy Policy

The Company may make changes to its privacy policy in the future. The Company will not make any change affecting Fund investors without first sending investors a revised privacy policy describing the change. In any case, the Company will send Fund investors a current privacy policy at least once a year as long as they continue to be Fund investors.

UNITED STATES OIL FUND, LP

A Delaware Limited Partnership

FINANCIAL STATEMENTS

For the years ended December 31, 2014, 2013 and 2012

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Shareholders of the United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in this Annual Report for the years ended December 31, 2014, 2013 and 2012 is accurate and complete.

By:	/s/ Nicholas Gerber
Nicholas Gerber
President & CEO of United States Commodity Funds LLC
United States Oil Fund, LP
(General Partner of United States Oil Fund, LP)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of

United States Oil Fund, LP

We have audited the accompanying statements of financial condition of United States Oil Fund, LP (the “Fund”) as of December 31, 2014 and 2013, including the schedule of investments as of December 31, 2014 and 2013, and the related statements of operations, changes in partners’ capital and cash flows for the years ended December 31, 2014, 2013 and 2012. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Oil Fund, LP as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years ended December 31, 2014, 2013 and 2012, in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the Fund’s internal control over financial reporting as of December 31, 2014, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 2, 2015 expressed an unqualified opinion on the Fund’s internal control over financial reporting.

Greenwood Village, Colorado

March 2, 2015

United States Oil Fund, LP

Statements of Financial Condition

At December 31, 2014 and 2013

	2014	2013
Assets
Cash and cash equivalents (Notes 2 and 5)	$1,139,071,536	$570,875,786
Equity in trading accounts:
Cash and cash equivalents	275,061,689	20,806,873
Unrealized gain (loss) on open commodity futures contracts	(167,617,930)	2,724,970
Receivable for shares sold	50,729,582	45,801,275
Dividends receivable	5,094	7,969
Interest receivable	-	52
ETF transaction fees receivable	3,000	4,000

Total assets	$1,297,252,971	$640,220,925

Liabilities and Partners' Capital
Payable for shares redeemed	$18,137,403	$64,385,796
General Partner management fees payable (Note 3)	403,300	254,721
Professional fees payable	900,815	1,230,814
Brokerage commissions payable	73,661	19,661
Directors' fees and insurance payable	21,780	20,881
License fees payable	36,139	31,845
Registration fees payable	-	153

Total liabilities	19,573,098	65,943,871

Commitments and Contingencies (Notes 3, 4 and 5)

Partners' Capital
General Partner	-	-
Limited Partners	1,277,679,873	574,277,054
Total Partners' Capital	1,277,679,873	574,277,054

Total liabilities and partners' capital	$1,297,252,971	$640,220,925

Limited Partners' shares outstanding	63,400,000	16,300,000
Net asset value per share	$20.15	$35.23
Market value per share	$20.36	$35.32

See accompanying notes to financial statements.

United States Oil Fund, LP

Schedule of Investments

At December 31, 2014

Unrealized
Gain (Loss)
		on Open	% of
	Number of	Commodity	Partners'
	Contracts	Contracts	Capital
Open Futures Contracts - Long
United States Contracts
NYMEX WTI Crude Oil Futures CL February 2015 contracts, expiring January 2015*	23,983	$(167,617,930)	(13.12)

	Principal	Market
	Amount	Value
Cash Equivalents
United States Treasury Obligations
U.S. Treasury Bills:
0.05%, 1/15/2015	$50,000,000	$49,999,028	3.92
0.05%, 2/26/2015	50,000,000	49,996,500	3.91
0.04%, 3/19/2015	50,000,000	49,995,722	3.91
0.05%, 4/23/2015	50,000,000	49,992,222	3.91
0.07%, 5/21/2015	75,000,000	74,981,042	5.87
0.10%, 6/25/2015	100,000,000	99,953,819	7.82
Total Treasury Obligations		374,918,333	29.34

United States - Money Market Funds
Goldman Sachs Financial Square Funds - Government Fund - Class FS	792,941	792,941	0.06
Morgan Stanley Institutional Liquidity Fund - Government Portfolio	131,057,695	131,057,695	10.26
Wells Fargo Advantage Government Money Market Fund - Class I	75,009,958	75,009,958	5.87
Total Money Market Funds		206,860,594	16.19
Total Cash Equivalents		$581,778,927	45.53

*	Collateral amounted to $275,061,689 on open futures contracts.

See accompanying notes to financial statements.

United States Oil Fund, LP

Schedule of Investments

At December 31, 2013

Unrealized
Gain (Loss)
		on Open	% of
	Number of	Commodity	Partners'
	Contracts	Contracts	Capital
Open Futures Contracts - Long
United States Contracts
NYMEX WTI Crude Oil Futures CL February 2014 contracts, expiring January 2014*	5,835	$2,724,970	0.47

	Principal	Market
	Amount	Value
Cash Equivalents
United States Treasury Obligations
U.S. Treasury Bills:
0.07%, 3/27/2014	$100,000,000	$99,983,472	17.41
0.08%, 4/24/2014	100,000,000	99,974,889	17.41
Total Treasury Obligations		199,958,361	34.82

United States - Money Market Funds
Fidelity Institutional Government Portfolio - Class I	53,628	53,628	0.01
Goldman Sachs Financial Square Funds - Government Fund - Class FS	7,792,941	7,792,941	1.36
Morgan Stanley Institutional Liquidity Fund - Government Portfolio	201,057,695	201,057,695	35.01
Wells Fargo Advantage Government Money Market Fund - Class I	100,009,958	100,009,958	17.41
Total Money Market Funds		308,914,222	53.79
Total Cash Equivalents		$508,872,583	88.61

*	Collateral amounted to $20,806,873 on open futures contracts.

See accompanying notes to financial statements.

United States Oil Fund, LP

Statements of Operations

For the years ended December 31, 2014, 2013 and 2012

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2014	2013	2012
Income
Gain (loss) on trading of commodity futures contracts:
Realized gain (loss) on closed positions	$(314,354,470)	$144,592,660	$(196,807,460)
Change in unrealized gain (loss) on open positions	(170,342,900)	(64,455,450)	73,652,730
Dividend income	63,583	130,166	221,143
Interest income	182,708	166,245	176,231
ETF transaction fees	276,000	261,000	190,000

Total income (loss)	(484,175,079)	80,694,621	(122,567,356)

Expenses
General Partner management fees (Note 3)	3,197,210	3,981,890	5,751,949
Professional fees	622,903	1,088,401	1,299,277
Brokerage commissions	988,505	965,576	1,298,827
Directors' fees and insurance	181,613	195,353	235,480
License fees	106,574	132,730	191,732
Registration fees	1,350	363,115	177,771

Total expenses	5,098,155	6,727,065	8,955,036

Net income (loss)	$(489,273,234)	$73,967,556	$(131,522,392)
Net income (loss) per limited partnership share	$(15.08)	$1.81	$(4.65)
Net income (loss) per weighted average limited partnership share	$(22.27)	$2.92	$(3.62)
Weighted average limited partnership shares outstanding	21,970,685	25,330,685	36,296,721

See accompanying notes to financial statements.

United States Oil Fund, LP

Statements of Changes in Partners' Capital

For the years ended December 31, 2014, 2013 and 2012

	General Partner	Limited Partners	Total

Balances, at December 31, 2011	$-	$1,107,958,882	$1,107,958,882
Addition of 100,100,000 partnership shares	-	3,503,707,052	3,503,707,052
Redemption of 93,800,000 partnership shares	-	(3,297,040,207)	(3,297,040,207)
Net income (loss)	-	(131,522,392)	(131,522,392)

Balances, at December 31, 2012	-	1,183,103,335	1,183,103,335
Addition of 124,700,000 partnership shares	-	4,397,936,880	4,397,936,880
Redemption of 143,800,000 partnership shares	-	(5,080,730,717)	(5,080,730,717)
Net income (loss)	-	73,967,556	73,967,556

Balances, at December 31, 2013	-	574,277,054	574,277,054
Addition of 166,500,000 partnership shares	-	5,187,835,835	5,187,835,835
Redemption of 119,400,000 partnership shares	-	(3,995,159,782)	(3,995,159,782)
Net income (loss)	-	(489,273,234)	(489,273,234)

Balances, at December 31, 2014	$-	$1,277,679,873	$1,277,679,873

Net Asset Value Per Share:
At December 31, 2011	$38.07
At December 31, 2012	$33.42
At December 31, 2013	$35.23
At December 31, 2014	$20.15

See accompanying notes to financial statements.

United States Oil Fund, LP

Statements of Cash Flows

For the years ended December 31, 2014, 2013 and 2012

	Year ended	Year ended	Year ended
	December 31, 2014	December 31, 2013	December 31, 2012
Cash Flows from Operating Activities:
Net income (loss)	$(489,273,234)	$73,967,556	$(131,522,392)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Increase) decrease in commodity futures trading account - cash and cash equivalents	(254,254,816)	133,954,726	148,904,382
Unrealized (gain) loss on futures contracts	170,342,900	64,455,450	(73,652,730)
(Increase) decrease in dividends receivable	2,875	12,213	(9,523)
(Increase) decrease in interest receivable	52	(52)	202
(Increase) decrease in prepaid registration fees	-	362,266	128,360
(Increase) decrease in ETF transaction fees receivable	1,000	(3,000)	-
Increase (decrease) in investment payable	-	-	(553)
Increase (decrease) in General Partner management fees payable	148,579	(261,728)	70,734
Increase (decrease) in professional fees payable	(329,999)	30,143	63,064
Increase (decrease) in brokerage commissions payable	54,000	(24,800)	12,275
Increase (decrease) in directors' fees and insurance payable	899	(4,526)	2,266
Increase (decrease) in license fees payable	4,294	(19,190)	(3,664)
Increase (decrease) in registration fees payable	(153)	-	-
Net cash provided by (used in) operating activities	(573,303,603)	272,469,058	(56,007,579)

Cash Flows from Financing Activities:
Addition of partnership shares	5,182,907,528	4,352,135,605	3,541,781,282
Redemption of partnership shares	(4,041,408,175)	(5,072,735,048)	(3,305,376,271)
Net cash provided by (used in) financing activities	1,141,499,353	(720,599,443)	236,405,011

Net Increase (Decrease) in Cash and Cash Equivalents	568,195,750	(448,130,385)	180,397,432

Cash and Cash Equivalents, beginning of year	570,875,786	1,019,006,171	838,608,739
Cash and Cash Equivalents, end of year	$1,139,071,536	$570,875,786	$1,019,006,171

See accompanying notes to financial statements.

United States Oil Fund, LP

Notes to Financial Statements

For the years ended December 31, 2014, 2013 and 2012

NOTE 1 - ORGANIZATION AND BUSINESS

The United States Oil Fund, LP (“USO”) was organized as a limited partnership under the laws of the state of Delaware on May 12, 2005. USO is a commodity pool that issues limited partnership shares (“shares”) that may be purchased and sold on the NYSE Arca, Inc. (the “NYSE Arca”). Prior to November 25, 2008, USO’s shares traded on the American Stock Exchange (the “AMEX”). USO will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its Sixth Amended and Restated Agreement of Limited Partnership dated as of March 1, 2013 (the “LP Agreement”). The investment objective of USO is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the daily changes in the price of the futures contract for light, sweet crude oil traded on the New York Mercantile Exchange (the “NYMEX”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case the futures contract will be the next month contract to expire (the “Benchmark Oil Futures Contract”), less USO’s expenses. It is not the intent of USO to be operated in a fashion such that the per share NAV will equal, in dollar terms, the spot price of light, sweet crude oil or any particular futures contract based on light, sweet crude oil. It is not the intent of USO to be operated in a fashion such that its per share NAV will reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day. United States Commodity Funds LLC (“USCF”), the general partner of USO, believes that it is not practical to manage the portfolio to achieve such an investment goal when investing in Oil Futures Contracts (as defined below) and Other Oil-Related Investments (as defined below). USO accomplishes its objective through investments in futures contracts for light, sweet crude oil, and other types of crude oil, diesel-heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the NYMEX, ICE Futures or other U.S. and foreign exchanges (collectively, “Oil Futures Contracts”) and other oil related investments such as cash-settled options on Oil Futures Contracts, forward contracts for oil, cleared swap contracts and over-the-counter transactions that are based on the price of crude oil, diesel-heating oil, gasoline, natural gas and other petroleum-based fuels, Oil Futures Contracts and indices based on the foregoing (collectively, “Other Oil-Related Investments”). As of December 31, 2014, USO held 23,983 Oil Futures Contracts for light, sweet crude oil traded on the NYMEX and did not hold any Oil Futures Contracts for light, sweet crude oil traded on the ICE Futures.

USO commenced investment operations on April 10, 2006 and has a fiscal year ending on December 31. USCF is responsible for the management of USO. USCF is a member of the National Futures Association (the “NFA”) and became a commodity pool operator registered with the Commodity Futures Trading Commission (the “CFTC”) effective December 1, 2005. USCF is also the general partner of the United States Natural Gas Fund, LP (“UNG”), the United States 12 Month Oil Fund, LP (“USL”), the United States Gasoline Fund, LP (“UGA”) and the United States Diesel-Heating Oil Fund, LP (“UHN”), which listed their limited partnership shares on the AMEX under the ticker symbols “UNG” on April 18, 2007, “USL” on December 6, 2007, “UGA” on February 26, 2008 and “UHN” on April 9, 2008, respectively. As a result of the acquisition of the AMEX by NYSE Euronext, each of UNG’s, USL’s, UGA’s and UHN’s shares commenced trading on the NYSE Arca on November 25, 2008. USCF is also the general partner of the United States Short Oil Fund, LP (“DNO”), the United States 12 Month Natural Gas Fund, LP (“UNL”) and the United States Brent Oil Fund, LP (“BNO”), which listed their limited partnership shares on the NYSE Arca under the ticker symbols “DNO” on September 24, 2009, “UNL” on November 18, 2009 and “BNO” on June 2, 2010, respectively. USCF is also the sponsor of the United States Commodity Index Fund (“USCI”), the United States Copper Index Fund (“CPER”), the United States Agriculture Index Fund (“USAG”) and the United States Metals Index Fund (“USMI”), each a series of the United States Commodity Index Funds Trust (the “Trust”). USCI, CPER, USAG and USMI listed their shares on the NYSE Arca under the ticker symbol “USCI” on August 10, 2010, “CPER” on November 15, 2011, “USAG” on April 13, 2012 and “USMI” on June 19, 2012, respectively. On January 30, 2015, USCF as the sponsor of the Trust and its series USMI announced that its officers and members had authorized a plan to (i) liquidate USMI, (ii) terminate the continuous offering of USMI, and (iii) deregister USMI under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore, terminate the Trust’s obligation to include USMI on its periodic and current reports with the Securities and Exchange Commission (“SEC”). USCF has submitted written notice to the NYSE Arca of its decision to liquidate USMI, terminate the offering and to terminate USMI’s obligations under the Exchange Act.

USCF intends to file a post-effective amendment on behalf of the Trust and USMI to terminate the offering of the registered and unsold shares of USMI. The NYSE Arca will file a Form 25 with the SEC to affect the withdrawal of the listing of USMI from the NYSE Arca. Delisting from the NYSE Arca will become effective 10 days after the filing date of the Form 25. Provided that USMI continues to meet the applicable legal requirements, USCF intends to file a Form 15 on behalf of the Trust and USMI with the SEC in early April 2015 to suspend the Trust’s duty to include USMI on its reports under Sections 13(a) and 15(d) of the Exchange Act. USMI expects the termination of registration will become effective 90 days after the date of the filing of the Form 15 with the SEC.

All funds listed previously are referred to collectively herein as the “Related Public Funds.”

USO issues shares to certain authorized purchasers (“Authorized Participants”) by offering baskets consisting of 100,000 shares (“Creation Baskets”) through ALPS Distributors, Inc., as the marketing agent (the “Marketing Agent”). The purchase price for a Creation Basket is based upon the NAV of a share calculated shortly after the close of the core trading session on the NYSE Arca on the day the order to create the basket is properly received.

In addition, Authorized Participants pay USO a $1,000 fee for each order placed to create one or more Creation Baskets or to redeem one or more baskets (“Redemption Baskets”), consisting of 100,000 shares. Shares may be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket or Redemption Basket. Shares purchased or sold on a nationally recognized securities exchange are not purchased or sold at the per share NAV of USO but rather at market prices quoted on such exchange.

In April 2006, USO initially registered 17,000,000 shares on Form S-1 with the SEC. On April 10, 2006, USO listed its shares on the AMEX under the ticker symbol “USO”. On that day, USO established its initial per share NAV by setting the price at $67.39 and issued 200,000 shares in exchange for $13,479,000. USO also commenced investment operations on April 10, 2006, by purchasing Oil Futures Contracts traded on the NYMEX based on light, sweet crude oil.  As of December 31, 2014, USO had registered a total of 1,627,000,000 shares.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the statements of financial condition and represent the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statements of operations. USO earns interest on its assets denominated in U.S. dollars on deposit with the FCM at the overnight Federal Funds Rate less 32 basis points. In addition, USO earns income on funds held at the custodian or FCM at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

USO is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

In accordance with accounting principles generally accepted in the United States of America (“GAAP”), USO is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any tax related appeals or litigation processes, based on the technical merits of the position. USO files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states. USO is not subject to income tax return examinations by major taxing authorities for years before 2011. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in USO recording a tax liability that reduces net assets. However, USO’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations and interpretations thereof. USO recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and for the year ended December 31, 2014.

Creations and Redemptions

Authorized Participants may purchase Creation Baskets or redeem Redemption Baskets only in blocks of 100,000 shares at a price equal to the NAV of the shares calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed.

USO receives or pays the proceeds from shares sold or redeemed within three business days after the trade date of the purchase or redemption. The amounts due from Authorized Participants are reflected in USO’s statements of financial condition as receivable for shares sold, and amounts payable to Authorized Participants upon redemption are reflected as payable for shares redeemed.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of USO in proportion to the number of shares each partner holds as of the close of each month. USCF may revise, alter or otherwise modify this method of allocation as described in the LP Agreement.

Calculation of Per Share Net Asset Value (“NAV”)

USO’s per share NAV is calculated on each NYSE Arca trading day by taking the current market value of its total assets, subtracting any liabilities and dividing that amount by the total number of shares outstanding. USO uses the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) Per Share

Net income (loss) per share is the difference between the per share NAV at the beginning of each period and at the end of each period. The weighted average number of shares outstanding was computed for purposes of disclosing net income (loss) per weighted average share. The weighted average shares are equal to the number of shares outstanding at the end of the period, adjusted proportionately for shares added and redeemed based on the amount of time the shares were outstanding during such period. There were no shares held by USCF at December 31, 2014.

Offering Costs

Offering costs incurred in connection with the registration of additional shares after the initial registration of shares are borne by USO. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated with such offerings. These costs are accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Cash Equivalents

Cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of six months or less.

Reclassification

Certain amounts in the accompanying financial statements were reclassified to conform to the current presentation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires USCF to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results may differ from those estimates and assumptions.

NOTE 3 - FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

USCF Management Fee

Under the LP Agreement, USCF is responsible for investing the assets of USO in accordance with the objectives and policies of USO. In addition, USCF has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to USO. For these services, USO is contractually obligated to pay USCF a fee, which is paid monthly, equal to 0.45% per annum of average daily total net assets.

Ongoing Registration Fees and Other Offering Expenses

USO pays all costs and expenses associated with the ongoing registration of its shares subsequent to the initial offering. These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of shares, and all legal, accounting, printing and other expenses associated with such offer and sale. For the years ended December 31, 2014, 2013 and 2012, USO incurred $1,350, $363,115 and $177,771, respectively, in registration fees and other offering expenses.

Directors’ Fees and Expenses

USO is responsible for paying its portion of the directors’ and officers’ liability insurance for USO and the Related Public Funds and the fees and expenses of the independent directors who also serve as audit committee members of USO and the Related Public Funds. USO shares the fees and expenses on a pro rata basis with each Related Public Fund, as described above, based on the relative assets of each fund computed on a daily basis. These fees and expenses for the year ended December 31, 2014 were $567,863 for USO and the Related Public Funds. USO’s portion of such fees and expenses for the year ended December 31, 2014 was $181,613. For the year ended December 31, 2013, these fees and expenses were $555,465 for USO and the Related Public Funds. USO’s portion of such fees and expenses for the year ended December 31, 2013 was $195,353. For the year ended December 31, 2012, these fees and expenses were $540,586 for USO and the Related Public Funds. USO’s portion of such fees and expenses for the year ended December 31, 2012 was $235,480. USO is responsible for paying its portion of any payments that may become due to the independent directors pursuant to the deferred compensation agreements entered into between the independent directors, USCF, USO and the Related Public Funds, except USCI, CPER, USAG and USMI.

Licensing Fees

USO and the Related Public Funds, other than BNO, USCI, CPER, USAG and USMI, pay a licensing fee that is equal to 0.015% on all net assets. During the years ended December 31, 2014, 2013 and 2012, USO incurred $106,574, $132,730 and $191,732, respectively, under this arrangement.

Investor Tax Reporting Cost

The fees and expenses associated with USO’s audit expenses and tax accounting and reporting requirements are paid by USO. These costs were approximately $920,000 for the year ended December 31, 2014 and approximately $1,000,000 for each of the years ended December 31, 2013 and 2012.

Other Expenses and Fees

In addition to the fees described above, USO pays all brokerage fees and other expenses in connection with the operation of USO, excluding costs and expenses paid by USCF as outlined in Note 4 – Contracts and Agreements below.

NOTE 4 - CONTRACTS AND AGREEMENTS

USO is party to a marketing agent agreement, dated as of March 13, 2006, as amended from time to time, with the Marketing Agent and USCF, whereby the Marketing Agent provides certain marketing services for USO as outlined in the agreement. The fees of the Marketing Agent, which are borne by USCF, include a marketing fee of $425,000 per annum plus the following incentive fee: 0.00% on USO’s assets from $0 - $500 million; 0.04% on USO’s assets from $500 million - $4 billion; and 0.03% on USO’s assets in excess of $4 billion. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution related services exceed 10% of the gross proceeds of USO’s offering.

The above fees do not include website construction and development, which are also borne by USCF.

USO is also party to a custodian agreement, dated March 13, 2006, as amended from time to time, with Brown Brothers Harriman & Co. (“BBH&Co.”) and USCF, whereby BBH&Co. holds investments on behalf of USO. USCF pays the fees of the custodian, which are determined by the parties from time to time. In addition, USO is party to an administrative agency agreement, dated March 13, 2006, as amended from time to time, with USCF and BBH&Co., whereby BBH&Co. acts as the administrative agent, transfer agent and registrar for USO. USCF also pays the fees of BBH&Co. for its services under such agreement and such fees are determined by the parties from time to time.

Currently, USCF pays BBH&Co. for its services, in the foregoing capacities, a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to USO and each of the Related Public Funds, as well as a $20,000 annual fee for its transfer agency services. In addition, USCF pays BBH&Co. an asset-based charge of (a) 0.06% for the first $500 million of the Related Public Funds’ combined net assets, (b) 0.0465% for the Related Public Funds’ combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once the Related Public Funds’ combined net assets exceed $1 billion. The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. USCF also pays transaction fees ranging from $7 to $15 per transaction.

On October 8, 2013, USO entered into a brokerage agreement with RBC Capital Markets, LLC (“RBC Capital” or “RBC”) to serve as USO’s futures commission merchant (“FCM”), effective October 10, 2013. Prior to October 10, 2013, the FCM was UBS Securities LLC (“UBS Securities”). The agreements require RBC Capital and UBS Securities to provide services to USO in connection with the purchase and sale of Oil Futures Contracts and Other Oil-Related Investments that may be purchased and sold by or through RBC Capital and/or UBS Securities for USO’s account. In accordance with each agreement, RBC Capital and UBS Securities charge USO commissions of approximately $7 to $15 per round-turn trade, including applicable exchange and NFA fees for Oil Futures Contracts and options on Oil Futures Contracts. Such fees include those incurred when purchasing Oil Futures Contracts and options on Oil Futures Contracts when USO issues shares as a result of a Creation Basket, as well as fees incurred when selling Oil Futures Contracts and options on Oil Futures Contracts when USO redeems shares as a result of a Redemption Basket. Such fees are also incurred when Oil Futures Contracts and options on Oil Futures Contracts are purchased or redeemed for the purpose of rebalancing the portfolio. USO also incurs commissions to brokers for the purchase and sale of Oil Futures Contracts, Other Oil-Related Investments or short-term obligations of the United States of two years or less (“Treasuries”).

	For the Year Ended December 31, 2014	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012
Total commissions accrued to brokers	$988,505	$965,576	$1,298,827
Commissions accrued as a result of rebalancing	$685,780	$698,519	$1,061,305
Percentage of commissions accrued as a result of rebalancing	69.38%	72.34%	81.71%
Commissions accrued as a result of creation and redemption activity	$302,725	$267,057	$237,522
Percentage of commissions accrued as a result of creation and redemption activity	30.62%	27.66%	18.29%

The increase in the total commissions accrued to brokers for the year ended December 31, 2014 as compared to the year ended December 31, 2013, was primarily a result of increased creation and redemption activity during the year ended December 31, 2014, as compared to the year ended December 31, 2013. The decrease in the total commissions accrued to brokers for the year ended December 31, 2013 as compared to the year ended December 31, 2012, was primarily a result of the decrease in USO’s average total net assets during the year ended December 31, 2013, as compared to the year ended December 31, 2012. As an annualized percentage of average total net assets, the figure for the year ended December 31, 2014 represents approximately 0.16% of average total net assets. By comparison, the figure for the year ended December 31, 2013 represented approximately 0.11% of average total net assets and the figure for the year ended December 31, 2012 represented approximately 0.10% of average total net assets. However, there can be no assurance that commission costs and portfolio turnover will not cause commission expenses to rise in future quarters.

USO and the NYMEX entered into a licensing agreement on April 10, 2006, as amended on October 20, 2011, whereby USO was granted a non-exclusive license to use certain of the NYMEX’s settlement prices and service marks. Under the licensing agreement, USO and the Related Public Funds, other than BNO, USCI, CPER, USAG and USMI, pay the NYMEX an asset-based fee for the license, the terms of which are described in Note 3. USO expressly disclaims any association with the NYMEX or endorsement of USO by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX.

NOTE 5 - FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

USO engages in the trading of futures contracts, options on futures contracts and cleared swaps (collectively, “derivatives”). USO is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

USO may enter into futures contracts, options on futures contracts and cleared swaps to gain exposure to changes in the value of an underlying commodity. A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of a commodity at a specified time and place. Some futures contracts may call for physical delivery of the asset, while others are settled in cash. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. Cleared swaps are over-the-counter agreements that are eligible to be cleared by a clearinghouse, but are not traded on an exchange. A cleared swap is created when the parties to an off-exchange over-the-counter swap transaction agree to extinguish their OTC contract and replace with a cleared swap. Cleared swaps are intended to provide the efficiencies and benefits that centralized clearing or an exchange offers to traders of futures contracts, including credit risk intermediation and the ability to offset positions initiated with different counterparties.

The purchase and sale of futures contracts, options on futures contracts and cleared swaps require margin deposits with a FCM. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a FCM to segregate all customer transactions and assets from the FCM’s proprietary activities.

Futures contracts and cleared swaps involve, to varying degrees, elements of market risk (specifically commodity price risk) and exposure to loss in excess of the amount of variation margin. The face or contract amounts reflect the extent of the total exposure USO has in the particular classes of instruments. Additional risks associated with the use of futures contracts are an imperfect correlation between movements in the price of the futures contracts and the market value of the underlying securities and the possibility of an illiquid market for a futures contract. Buying and selling options on futures contracts exposes investors to the risks of purchasing or selling futures contracts.

All of the futures contracts held by USO were exchange-traded through December 31, 2014. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions, a party must rely solely on the credit of its respective individual counterparties. When USO enters into non-exchange traded contracts (including Exchange for Risk or EFR transactions), it is subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any, on the transaction. USO has credit risk under its futures contracts since the sole counterparty to all domestic and foreign futures contracts is the clearinghouse for the exchange on which the relevant contracts are traded. In addition, USO bears the risk of financial failure by the clearing broker.

USO’s cash and other property, such as Treasuries, deposited with a FCM are considered commingled with all other customer funds, subject to the FCM’s segregation requirements. In the event of a FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited. The insolvency of a FCM could result in the complete loss of USO’s assets posted with that FCM; however, the majority of USO’s assets are held in cash and/or cash equivalents with USO’s custodian and would not be impacted by the insolvency of a FCM. The failure or insolvency of USO’s custodian, however, could result in a substantial loss of USO’s assets.

USCF invests a portion of USO’s cash in money market funds that seek to maintain a stable per share NAV. USO is exposed to any risk of loss associated with an investment in such money market funds. As of December 31, 2014 and December 31, 2013, USO held investments in money market funds in the amounts of $206,860,594 and $308,914,222, respectively. USO also holds cash deposits with its custodian. Pursuant to a written agreement with BBH&Co., uninvested overnight cash balances are swept to offshore branches of U.S. regulated and domiciled banks located in Toronto, Canada, London, United Kingdom, Grand Cayman, Cayman Islands and Nassau, Bahamas, which are subject to U.S. regulation and regulatory oversight. As of December 31, 2014 and December 31, 2013, USO held cash deposits and investments in Treasuries in the amounts of $1,207,272,631 and $282,768,437, respectively, with the custodian and FCM. Some or all of these amounts may be subject to loss should USO’s custodian and/or FCM cease operations.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, USO is exposed to market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short. As both a buyer and a seller of options, USO pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

USO’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, USO has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by USO are reported in its statements of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

NOTE 6 - FINANCIAL HIGHLIGHTS

The following table presents per share performance data and other supplemental financial data for the years ended December 31, 2014, 2013 and 2012. This information has been derived from information presented in the financial statements.

	Year ended December 31, 2014	Year ended December 31, 2013	Year ended December 31, 2012
Per Share Operating Performance:
Net asset value, beginning of year	$35.23	$33.42	$38.07
Total income (loss)	(14.85)	2.08	(4.40)
Net expenses	(0.23)	(0.27)	(0.25)
Net increase (decrease) in net asset value	(15.08)	1.81	(4.65)
Net asset value, end of year	$20.15	$35.23	$33.42

Total Return	(42.80)%	5.42%	(12.21)%

Ratios to Average Net Assets
Total income (loss)	(68.15)%	9.12%	(9.59)%
Expenses excluding management fees	0.27%	0.31%	0.25%
Management fees	0.45%	0.45%	0.45%
Net income (loss)	(68.86)%	8.36%	(10.29)%

Total returns are calculated based on the change in value during the period. An individual shareholder’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from USO.

NOTE 7 - QUARTERLY FINANCIAL DATA (Unaudited)

The following summarized (unaudited) quarterly financial information presents the results of operations and other data for three-month periods ended March 31, June 30, September 30 and December 31, 2014 and 2013.

	First Quarter 2014	Second Quarter 2014	Third Quarter 2014	Fourth Quarter 2014
Total income (loss)	$30,892,264	$33,096,270	$(78,540,148)	$(469,623,465)
Total expenses	1,312,905	1,034,579	1,237,347	1,513,324
Net income (loss)	$29,579,359	$32,061,691	$(79,777,495)	$(471,136,789)
Net income (loss) per share	$1.38	$2.25	$(4.55)	$(14.16)

	First Quarter 2013	Second Quarter 2013	Third Quarter 2013	Fourth Quarter 2013
Total income (loss)	$47,034,622	$(5,519,969)	$66,272,544	$(27,092,576)
Total expenses	1,949,051	1,788,322	1,572,691	1,417,001
Net income (loss)	$45,085,571	$(7,308,291)	$64,699,853	$(28,509,577)
Net income (loss) per share	$1.37	$(0.59)	$2.66	$(1.63)

NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS

USO values its investments in accordance with Accounting Standards Codification 820 – Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement. The changes to past practice resulting from the application of ASC 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. ASC 820 establishes a fair value hierarchy that distinguishes between: (1) market participant assumptions developed based on market data obtained from sources independent of USO (observable inputs) and (2) USO’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the ASC 820 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II – Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following table summarizes the valuation of USO’s securities at December 31, 2014 using the fair value hierarchy:

At December 31, 2014	Total	Level I	Level II	Level III

Short-Term Investments	$581,778,927	$581,778,927	$—	$—
Exchange-Traded Futures Contracts
United States Contracts	(167,617,930)	(167,617,930)	—	—

During the year ended December 31, 2014, there were no transfers between Level I and Level II.

The following table summarizes the valuation of USO’s securities at December 31, 2013 using the fair value hierarchy:

At December 31, 2013	Total	Level I	Level II	Level III

Short-Term Investments	$508,872,583	$508,872,583	$—	$—
Exchange-Traded Futures Contracts
United States Contracts	2,724,970	2,724,970	—	—

During the year ended December 31, 2013, there were no transfers between Level I and Level II.

Effective January 1, 2009, USO adopted the provisions of Accounting Standards Codification 815 —Derivatives and Hedging, which require presentation of qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and gains and losses on derivatives.

Fair Value of Derivative Instruments

Derivatives not Accounted for as Hedging Instruments	Statements of Financial Condition Location	Fair Value At December 31, 2014	Fair Value At December 31, 2013

Futures -
Commodity Contracts	Assets	$(167,617,930)	$2,724,970

The Effect of Derivative Instruments on the Statements of Operations

		For the year ended December 31, 2014		For the year ended December 31, 2013		For the year ended December 31, 2012
Derivatives not Accounted for as Hedging Instruments	Location of Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income
Futures - Commodity Contracts	Realized gain (loss) on closed positions	$(314,354,470)		$144,592,660		$(196,807,460)
	Change in unrealized gain (loss) on open positions		$(170,342,900)		$(64,455,450)		$73,652,730

NOTE 9 - RECENT ACCOUNTING PRONOUNCEMENTS

In December 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities.” The amendments in ASU No. 2011-11 require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. ASU No. 2011-11 is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

NOTE 10 - SUBSEQUENT EVENTS

USO has performed an evaluation of subsequent events through the date the financial statements were issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments, other than as noted below:

On January 14, 2015, Mr. Howard Mah, Management Director, Chief Financial Officer (Principal Accounting Officer), Secretary and Treasurer of United States Commodity Funds LLC, general partner of United States Oil Fund, LP, tendered his resignation effective as soon as the Board of Directors of USCF accepts and appoints a suitable replacement, but no later than the close of business July 15, 2015. In order to ensure an orderly transition, Mr. Mah will remain as the Management Director and Chief Financial Officer (Principal Accounting Officer) of USCF until such time.

On January 26, 2015, Mr. Nicholas D. Gerber was appointed Chief Executive Officer, President and Secretary of Concierge Technologies, Inc. (“Concierge”), a supplier of mobile video recording devices through its wholly owned subsidiary Janus Cam. Concierge is not affiliated with USCF and the Related Public Funds, other than through ownership by common control. Concierge is a publicly traded company under the ticker symbol “CNCG.”